EXHIBIT 4.13


         THIS TENTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2005, by and among the parties listed on Schedule A hereto (each an "Additional Guarantor" and collectively, the "Additional Guarantors") and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor to BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "Trustee"). Capitalized terms used in this Tenth Supplemental Indenture and not otherwise defined herein (including terms used on Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture (as defined on Exhibit A attached hereto).

                                    RECITALS

         WHEREAS, Section 4.04 of the Indenture provides that if in accordance with the provisions of the Bank Credit Facility the Company adds, or causes to be added, any Subsidiary that was not a Guarantor at the time of execution of the Original Indenture as a guarantor under the Bank Credit Facility, such Subsidiary shall contemporaneously become a Guarantor under the Indenture;

         WHEREAS, desiring to become a Guarantor under the Indenture, each of the Additional Guarantors is executing and delivering this Tenth Supplemental Indenture; and

         WHEREAS, the consent of Holders to the execution and delivery of this Tenth Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Tenth Supplemental Indenture have been taken.

         NOW, THEREFORE IT IS AGREED:



         SECTION 1. JOINDER. Each Additional Guarantor agrees that by its entering into this Tenth Supplemental Indenture it hereby unconditionally guarantees all of the Issuer's obligations under (i) the 6.875% Senior Notes,
(ii) the 5.95% Senior Notes, (iii) the 4.95% Senior Notes, (iv) the 5.15% Senior Notes, (v) any other Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company, and (vi) the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, as if each such Additional Guarantor was a party to the Original Indenture.

         SECTION 1. RATIFICATION OF INDENTURE. This Tenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Tenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 2. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 3. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Tenth Supplemental Indenture by each Additional Guarantor shall bind each such Additional Guarantor's successors and assigns, whether so expressed or not.

         SECTION 4. SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Tenth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 5. GOVERNING LAW. This Tenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Tenth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Tenth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 6. COUNTERPARTS. This Tenth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 7. ROLE OF TRUSTEE. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the date first above written.

                                             THE ADDITIONAL GUARANTORS NAMED
                                             ON SCHEDULE A HERETO, as Guarantors
                                                ----------




                                             By: Joseph R. Sicree
                                                 Name: Joseph R. Sicree
                                                 Title: Designated Officer


J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee


By: George N. Reaves
    Name:  George N. Reaves
    Title: Vice President






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

                                             SCHEDULE A
                                             ----------

                PARTNERSHIPS                                     GENERAL PARTNER
                TOLL ORLANDO LIMITED PARTNERSHIP                 TOLL FL GP CORP.
                TOLL NJ VIII, L.P.                               TOLL LAND CORP. NO. 10
                TOLL JUPITER LIMITED PARTNERSHIP                 TOLL FL GP CORP.
                TOLL FL V LIMITED PARTNERSHIP                    TOLL FL GP CORP.
                TOLL FV VI LIMITED PARTNERSHIP                   TOLL FL GP CORP.
                SORRENTO AT DUBLIN RANCH I LP                    TOLL CA GP CORP.
                SORRENTO AT DUBLIN RANCH II LP                   TOLL CA GP CORP.
                SORRENTO AT DUBLIN RANCH III LP                  TOLL CA GP CORP.
                TOLL STONEBRAE LP                                TOLL CA GP CORP.
                TOLL REALTY HOLDINGS LP                          TOLL REALTY HOLDINGS CORP. I




                LIMITED LIABILITY COMPANIES                      MEMBER(S)

                5-01 - 5-17 48TH AVENUE LLC                      5-01 - 5-17 48TH AVENUE II LLC
                5-01 - 5-17 48TH AVENUE II LLC                   TOLL LAND XIV LIMITED PARTNERSHIP
                5-01 - 5-17 48TH AVENUE GC LLC                   5-01 - 5-17 48TH AVENUE GC II LLC
                5-01 - 5-17 48TH AVENUE GC II LLC                5-01 - 5-17 48TH AVENUE  LLC
                51 N. 8TH STREET I LLC                           TOLL PEPPERTREE, INC.
                51 N. 8TH STREET GC LLC                          51 N. 8TH STREET GC II LLC
                51 N. 8TH STREET GC II LLC                       51 N. 8TH STREET L.P.
                110-112 THIRD AVE. GC LLC                        110-112 THIRD AVE. GC II LLC
                110-112 THIRD AVE. GC II LLC                     110-112 THIRD AVE. REALTY CORP.
                ARTHUR'S WOODS, LLC                              TOLL MD LIMITED PARTNERSHIP
                REGENCY AT MANSFIELD I LLC                       REGENCY AT MANSFIELD II LLC
                REGENCY AT MANSFIELD II LLC                      TOLL NJ IV, L.P.
                TOLL EB, LLC                                     TOLL LAND XVI LIMITED PARTNERSHIP
                ARUNDEL PRESERVE #6, LLC                         TOLL MD VII LIMITED PARTNERSHIP
                ARUNDEL PRESERVE #10A, LLC                       TOLL MD VII LIMITED PARTNERSHIP
                JACKSONVILLE TBI REALTY, LLC                     TOLL BROS., INC.

                                    EXHIBIT A
                                    ---------

For purposes of this Tenth Supplemental Indenture, the term "Indenture" shall mean that certain Indenture, dated as of November 22, 2002 (the "Original Indenture") by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 6.875% Senior Notes due 2012 (the "6.875% Senior Notes") by Toll Brothers Finance Corp. (the "Issuer") and the issuance of related guarantees by Toll Brothers, Inc. (the "Company") and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 22, 2002; (ii) the First Supplemental Indenture, dated May 1, 2003 (the "First Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, thereby became Guarantors) and the Trustee; (iii) the Authorizing Resolutions related to the issuance of $250,000,000 aggregate principal amount of 5.95% Senior Notes due 2013 (the "5.95% Senior Notes") by the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of September 3, 2003; (iv) the Second Supplemental Indenture dated November 3, 2003 (the "Second Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, thereby became Guarantors) and the Trustee; (v) the Third Supplemental Indenture, dated January 26, 2004 (the "Third Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, thereby became Guarantors) and the Trustee; (vi) the Fourth Supplemental Indenture, dated March 1, 2004 (the "Fourth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, thereby became Guarantors) and the Trustee; (vii) the Authorizing Resolutions related to the issuance of $300,000,000 aggregate principal amount of 4.95% Senior Notes due 2014 (the "4.95% Senior Notes") by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of March 9, 2004; (viii) the Fifth Supplemental Indenture, dated September 20, 2004 (the "Fifth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, thereby became Guarantors) and the Trustee; (ix) the Sixth Supplemental Indenture, dated as of October 28, 2004 (the "Sixth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, thereby became Guarantors) and the Trustee; (x) the Seventh Supplemental Indenture, dated as of October 31, 2004 (the "Seventh Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, thereby became Guarantors) and the Trustee; (xi) the Eighth Supplemental Indenture, dated as of January 31, 2005 (the "Eighth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such

Eighth Supplemental Indenture, thereby became Guarantors) and the Trustee, (xii) the Authorizing Resolutions related to the issuance of $300,000,000 aggregate principal amount of 5.15% Senior Notes due 2015 (the "5.15% Senior Notes") by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of May 26, 2005 and
(xiii) the Ninth Supplemental Indenture, dated as of June 6, 2005 (the "Ninth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Ninth Supplemental Indenture, thereby became Guarantors) and the Trustee, and as may be further supplemented (including by this Tenth Supplemental Indenture) and/or amended.